Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Number 333-156373 on Form S-3 of our report dated March 16, 2009 relating to the financial statements of United States Commodity Funds LLC and Subsidiaries as of December 31, 2008 and 2007 and for the years then ended, appearing in this Current Report on Form 8-K of United States Oil Fund, LP.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
March 27, 2009